Exhibit 10.2

[California Bank & Trust]

June 9, 2010

Marty McDermut

Chief Financial Officer

IRIS International, Inc.

9172 Eton Avenue

Chatsworth, CA 91311

Re:	60 – Day Extension to the RLOC

Dear Marty;

Reference is made to that certain Business Loan Agreements dated as of March 24, 2006 for the revolving line of credit entered into between IRIS International, Inc. (“Company”) and California Bank & Trust (“Bank”), together with any and all amendments, modifications, restated loan agreements, and riders (collectively, the “Revolving Loan Agreement”) governing certain terms and conditions therein.

Bank hereby extends the maturity of the Revolving Loan Agreement to August 31, 2010.

Please give me a call if you have any questions regarding this matter.

Sincerely,

/s/ Joe Lim
Joe Lim
Vice President